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                                                                    EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made as of the 17th day of April, 2000, by and among Arun Sarin (the "Executive"), InfoSpace.com, Inc. ("InfoSpace"), a Delaware corporation and Saraide Inc., a Delaware corporation ("Saraide") (InfoSpace and Saraide are referred to collectively as "Employer").

                                R E C I T A L S

     A. InfoSpace has acquired a controlling interest in Saraide. InfoSpace and Saraide desire that Executive join them in various capacities, including Executive's joining the board of directors of and being appointed Chief Executive Officer and Vice Chairman of InfoSpace, and joining the board of directors of and being appointed President and Chief Executive Officer of Saraide.

     B. The parties contemplate that, upon joining InfoSpace, Executive will spend a majority of his time during the first six months building the business of Saraide which will acquire and be combined with the business, assets and technology of the InfoSpace Wireless Division.

     C. Executive has extensive experience in the telecommunications industry, and is willing to leave his present position to join InfoSpace and Saraide on the terms set forth in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

     1.  Term.  Executive's employment under this Agreement shall commence on
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the 31/st/ day after the closing of the joint venture between Bell Atlantic
Corp. and Vodafone Airtouch PLC, or earlier upon notification by Executive to Employer that he is free to commence employment with Employer (the "Effective Date"). If Executive does not commence employment with the Employer on or before July 1, 2000, then this Agreement is null and void and of no effect. The employment relationship between Executive and the Employer shall be governed by the general employment policies and procedures of InfoSpace, except that when the terms of this Agreement differ from or are in conflict with InfoSpace's general employment policies or procedures, this Agreement shall control.

     2.  Duties.
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          (a) InfoSpace.  Subject to terms set forth herein, InfoSpace agrees to employ Executive in the position of Chief Executive Officer and Vice Chairman, and Executive hereby accepts such employment effective as of the Effective Date. Executive shall perform such duties as are customarily associated with his position, subject to direction of InfoSpace's Board of Directors (the "InfoSpace Board"). Executive shall be elected a member of the Board of Directors of InfoSpace on the Effective Date. Upon Executive becoming a member of the InfoSpace Board, Executive shall be appointed a member of the InfoSpace
Executive Committee.

                                       1.
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InfoSpace shall use its best efforts to cause Executive to be elected to the
InfoSpace Board for as long as Executive is employed by InfoSpace.

          (b) Saraide. Subject to terms set forth herein, Saraide agrees to employ Executive in the position of President and Chief Executive Officer, and Executive hereby accepts such employment effective as of the Effective Date. Executive shall perform such duties as are customarily associated with his position, subject to direction of Saraide's Board of Directors (the "Saraide Board"). Executive shall be elected a member of the Board of Directors of Saraide on the Effective Date. Saraide shall use its best efforts to cause Executive to be elected to the Saraide Board for as long as Executive is employed by Saraide.

          (c) Full-Time Commitment. During his employment with the Employer, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity permitted by InfoSpace's general employment policies) to the business of the Employer. Notwithstanding the foregoing, Employer has been advised that Executive is a member of the respective boards of directors of Charles Schwab Corporation, Cisco Systems, Inc. and Vodafone Airtouch PLC. Employer agrees that Executive may at any time serve as a member of up to four boards of directors of public companies other than InfoSpace and Saraide, and agrees that Executive may continue to hold such directorships and perform all duties associated therewith, including attendance at board and committee meetings. Executive agrees that, during his employment with the Employer, he shall not serve as a member of more than four outside boards of directors without the prior consent of the InfoSpace Board. Executive shall maintain his residence in the San Francisco Bay Area, but shall travel as necessary to perform his duties. During the first six months of his employment Executive will devote a majority of his time to building the business of Saraide.

     3.  Compensation.  InfoSpace shall pay Executive an annual base salary
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("Base Salary"), fixed at $200,000, payable by the Employer in accordance with the Employers' standard payroll procedures. Base Salary shall be subject to review and may be increased (but not decreased) by Employer.

     4.  Bonus.  Any bonus payable by Employer to Executive shall be at the
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discretion of the Boards.

     5.  Equity Incentives.  Upon the Effective Date, Executive shall receive
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equity incentives described as follows:

          (a) From InfoSpace Executive shall be granted two non-qualified stock options to purchase an aggregate of 3,500,000 shares of the common stock of InfoSpace, such number of shares to be adjusted pursuant to the terms of the March 15, 2000 stock split (or any subsequent stock split). One of the stock options shall be in the amount of 1,000,000 (pre-split) shares of the common stock of InfoSpace (the "InfoSpace Option"). The other stock option shall be in the amount of 2,500,000 (pre-split) shares of the common stock of InfoSpace (the "InfoSpace Tandem Option"). Both the InfoSpace Option and the InfoSpace Tandem Option shall vest 25% upon the date of grant and at the rate of 1.5625% per month over the four years from the Effective Date; provided, however that Executive has been continuously providing services to

                                       2.
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Employer from the Effective Date to the relevant vesting date. Both the
InfoSpace Option and InfoSpace Tandem Option shall have an exercise price per share equal to 100% of the fair market value of InfoSpace's common stock on the Effective Date. Except as otherwise specified herein, the terms of the InfoSpace Option and the InfoSpace Tandem Option shall be the same as those set forth in InfoSpace's standard form of non-qualified stock option agreement.

          (b) From Saraide Executive shall be granted a non-qualified stock option to acquire shares of Saraide's common stock in an amount equal to 7% of the outstanding shares of Saraide's equity securities plus that number of shares of Saraide common stock subject to vested stock options on the Effective Date (the "Total Outstanding Shares") (the "Saraide Option"). The Saraide Option shall be immediately exercisable in whole or in part by Executive delivering to Saraide a full-recourse, four-year promissory note for the purchase price with interest payable at least annually at the minimum Federal rate applicable at the date of the note to avoid imputation of interest (the "Early Exercise Note").
If the Saraide Option is exercised in whole or in part prior to the time such exercised shares are vested, then such unvested exercised shares are subject to a repurchase right at the Executive's exercise price as stated on the stock option grant notice in favor of Saraide upon the termination of Executive's service with the Employer, but only as to those shares remaining unvested on the date of termination. The Saraide Option shall have an exercise price per share equal to 100% of the fair market value of Saraide's common stock on the Effective Date which price shall not exceed the lowest exercise price of any option granted by Saraide to any employee on or after the effective date of the acquisition of Saraide by InfoSpace and prior to the Effective Date; provided, however, that the exercise price per share of the Saraide Option shall not be less than 85% of the fair market value of the Saraide common stock on the Effective Date. Except as otherwise specified herein, the terms of the Saraide Option shall be the same as those set forth in Saraide's standard form of non-qualified stock option agreement.

               (i) That portion of the Saraide Option equal to 4.25% of the Total Outstanding Shares will be a 10-year non-qualified stock option, of which 1.06% (approximately 25% of this portion of the Saraide Option) will vest upon the date of grant and 3.19% (approximately 75% of this portion of the Saraide Option) will vest over the four years from the Effective Date at the rate of .06645% (i.e., 1/48/th/ of 3.19%) per month; provided, however that Executive has been continuously providing services to Employer from the Effective Date to the relevant vesting date.

               (ii) That portion of the Saraide Option equal to 2.75% of the Total Outstanding Shares will be a 10-year non-qualified stock option which will vest in any event on the sixth anniversary of the Effective Date and otherwise will vest (A) as to 1% (approximately 36% of this portion of the Saraide Option) when the total market capitalization of Saraide (for a continuous period of 10 business days and on a fully-diluted basis, adjusted to exclude unutilized portions of share reserves of compensatory stock plans, the unvested portion of outstanding stock options, and unvested shares of Saraide's stock) is $5.0 billion or more, (B) as to 1% (approximately 36% of this portion of the Saraide Option) when the total market capitalization of Saraide is $7.0 billion or more (calculated as described above), and (C) as to .75% (approximately 28% of this portion of the Saraide Option) when the total market capitalization of Saraide is $10.0

                                       3.

     billion or more (calculated as described above); provided, however that Executive has been continuously providing services to Employer from the Effective Date to the relevant vesting date. Total market capitalization shall be determined by the closing market prices of Saraide common stock if publicly traded. If Saraide is not publicly traded, total market capitalization shall be determined by the Saraide Board in its sole discretion based upon relevant factors such as (x) an independent valuation, (y) one or more arms-length transactions, or (z) an offer to acquire, or a transaction involving the acquisition of, the minority interests in Saraide by InfoSpace.

          (c) Immediately upon the exercise, including early exercise, of any portion of either the Saraide Option or the InfoSpace Tandem Option by Executive, the stock option which Executive did not exercise automatically shall be cancelled and have no further force or effect. It is not intended that Executive be entitled to the benefits of both the Saraide stock incentives and the InfoSpace Tandem Option, but, ultimately, one or the other.

          (d) Notwithstanding anything to the contrary herein, Executive and Employer acknowledge that they would prefer (i) to permit Executive to early exercise the Saraide Option without thereby electing to take the benefits of the Saraide Option in lieu of the InfoSpace Tandem Option; and (ii) to agree that, upon repurchase of unvested shares that were issued to Executive upon early exercise of the Saraide Option, Employer would repay to Executive any interest that Executive paid on the Early Exercise Note (together, the "Intended Provisions"). However, Executive and Employer further acknowledge that Employer has been advised by its public accountants that neither of the Intended Provisions described herein can be accomplished without adverse accounting consequences to Employer. Employer and Executive shall continue to explore possible solutions for accomplishing the Intended Provisions without resulting in the adverse accounting consequences. If any such solution can be identified, avoiding this result, for either or both of the Intended Provisions, then the parties will execute an amendment to this Agreement incorporating the solution or solutions. If no such solution can be identified for either Intended Provision, then Employer and Executive shall negotiate in good faith to reach agreement on an arrangement to enable Executive to realize the economic benefits of the Intended Provisions.

          (e) The initial grants of stock options provided in Sections 5(a) and 5(b) of this Agreement ("Initial Grants") may be supplemented, at the discretion of the Boards, by additional grants based upon individual performance.

          (f) Notwithstanding the basic vesting provisions, further vesting of the stock incentives subject to the Initial Grants will occur as follows:

               (i) in the event of a Change of Control, 37 1/2% of the unvested portion of such stock incentives shall become immediately vested immediately prior to the effective date of the Change of Control transaction;

               (ii) in the event Executive's employment is terminated upon or within 13 months following a Change of Control either (A) by Employer without Cause or (B) by Executive for Good Reason, an additional 37 1/2% of the unvested portion of such stock incentives shall become immediately vested;

                                       4.

               (iii) if Executive's service with Employer is terminated by reason of his death or Disability (as defined in Section 8(b)), then vesting of such stock incentives shall be accelerated by one year;

               (iv) if Executive's service with Employer is terminated by Employer without Cause, then additional vesting of such stock incentives shall occur as follows:

                      (A) if such termination occurs during the first year after the Effective Date, then Executive shall be credited with an additional 12 months of vesting;

                      (B) if such termination occurs during the second year from the Effective Date, then Executive shall be credited with an additional six months of vesting;

                      (C) if such termination occurs after the second year from the Effective Date, then Executive shall be credited with an additional three months of vesting.

               (v) if Executive's service with Employer is terminated by Employee for Good Reason, then Executive shall be credited with an additional six months of vesting.

          (g) The stock incentives subject to the Initial Grants shall be exercisable after Executive's termination of service with Employer as follows:

               (i) if termination is by reason of death, Disability, termination by Employer without Cause, or termination by Executive for Good Reason, the stock incentives shall be exercisable (A) 18 months after the date of termination if at such date the common stock of Saraide is publicly traded or (B) three years from the date of termination if at such date the common stock of Saraide is not publicly traded;

               (ii) if termination of service is by Employer for Cause, the stock incentives shall be exercisable within 14 days after the date of termination;

               (iii) if termination of service is by Executive, other than for Good Reason, the stock incentives shall be exercisable until 90 days after the date of termination.

               (iv) if termination of service is by Executive voluntarily within 12 months of the Effective Date and is not by reason of death, Disability, termination by Employer without Cause, or termination by Executive for Good Reason, the 25% of such stock incentives which vested immediately on the Effective Date shall be reduced by one-twelfth (2.083%) for each full month by which the duration of Executive's employment from the Effective Date is fewer than 12 months, notwithstanding any other provision of the stock incentives.

          (h) In the event that the acceleration of the vesting and exercisability of the stock incentives and/or the lapse of reacquisition or repurchase rights with respect to the stock

                                       5.

incentives provided for in subsection 5(f)(i) and (ii) and benefits otherwise payable to Executive, but determined without regard to any additional payments required under this subsection 5(h) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any comparable federal, state, or local excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in such an amount that after the payment of all taxes (including without limitation, any interest and penalties on such taxes and the excise tax) on the Payment and on the Gross-Up Payment, Executive shall retain an amount equal to the Payment minus all applicable income and individual employment taxes on the Payment. The intent of the parties is that the Company shall be solely responsible for, and shall pay, any Excise Tax on the Payment and Gross-Up Payment and any income, employment and other taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment, as well as any loss of tax deduction caused by the Gross-Up Payment or applicable provisions of the Code. All determinations required to be made under this subsection 5(h), including without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized accounting firm that is the Company's outside auditor at the time of such determinations, which firm must be reasonably acceptable to Executive (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

     6.  Benefits.  Executive shall be entitled to four weeks vacation time per
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calendar year, which vacation time shall be scheduled at the mutual convenience of Executive and Employer. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard InfoSpace benefits and compensation plans which may be in effect from time to time and provided by InfoSpace to its executive level employees generally. Notwithstanding the foregoing, Employer may, in its discretion, at any time and from time to time, change or revoke any of its employee benefits plans, programs or policies, and Executive shall not be deemed, by virtue of this Agreement, to have any vested interest in any such plans, programs or policies.

     7.  Expenses.  The Employer shall reimburse Executive for all reasonable
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travel, entertainment or other expenses incurred by him in furtherance of or in connection with the performance of his duties hereunder, in accordance with the Employer's expense reimbursement policy as in effect from time to time. Executive shall also be entitled to reimbursement by Employer for the reasonable cost of a car and driver between his residence and Saraide's offices.

     8.  Termination.  Executive's employment hereunder may be terminated
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without any breach of this Agreement only under the following circumstances:

          (a) Death. Executive's employment hereunder shall terminate upon his death.

          (b) Disability. Executive's employment with the Employer will be terminated in the event of Executive's illness, disability or other incapacity that renders Executive physically and/or mentally unable regularly to perform the essential duties of his positions hereunder for a period in excess of 120 consecutive days, or in excess of 180 days in any consecutive 12 month

                                       6.

period ("Disability"). The determination regarding whether Executive has reached Disability status shall be made by the Boards in good faith.

          (c) Cause. Employer may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, Employer shall have "Cause" to terminate Executive's employment hereunder upon Executive's:

               (i) conviction of a felony or any crime involving moral turpitude or dishonesty; or

               (ii) gross neglect or refusal to substantially perform his duties hereunder (other than that resulting from Executive's Disability) after demand for substantial performance is delivered by either Board in writing that specifically identifies the manner in which the Board believes Executive has not substantially performed his duties and Executive does not remedy such neglect or refusal within 30 days following receipt of such written notice;

               (iii) participation in a fraud or act of dishonesty against Employer; or

               (iv)  intentional and material damage to the Employer's property;

               (v) material breach of this Agreement, InfoSpace's written policies, or either [Proprietary Information and Inventions Agreement], that is not remedied by Executive within 14 days of written notice of such breach from either Board;

               (vi) serious misconduct or conduct by Executive which demonstrates Executive's gross unfitness to serve the Employer, as determined by either Board.

     Cause shall not exist unless and until Employer has delivered to Executive a copy of a resolution duly adopted by a majority of the Board or Boards at a meeting or meetings called and held for such purpose (after reasonable notice to the Executive and an opportunity for Executive, together with his counsel, to be heard before the Board or Boards), finding that in the good faith opinion of either Board, the conduct set forth in this Section 8(c) occurred, and specifying the particulars thereof.

          (d) Good Reason. Executive may establish "Good Reason" for termination of his employment by notifying the Employer in writing, within 10 days after the occurrence of one of the following events, that Executive intends to terminate his employment for Good Reason in 30 days if the circumstance has not been cured before then, and then if the circumstance has not been cured within 30 days, by submitting his resignation effective within 10 days after the 30-day period. The events or circumstances upon which termination for Good Reason can be based are as follows:

               (i) the reassignment of Executive by Employer, without Executive's express written consent, to a position with Employer other than those set forth in Section 2 hereof;

                                       7.

               (ii) a significant adverse change in Executive's title, authority, powers, functions, duties or responsibilities, provided that change resulting from the acquisition of the Employer by another company, where Executive's titles and authority remain unchanged, and the Employer remains essentially intact, will not constitute "Good Reason";

               (iii) a reduction in Executive's Base Salary without Executive's consent;

               (iv) the relocation of Executive's work location outside of the San Francisco Bay Area without the Executive's consent;

               (v) Employer's failure to perform its obligations under this Agreement in any material respect; or

               (vi) the failure of a successor to the Employer in a Change of Control to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such Change of Control had taken place. Failure of Employer to obtain such assumption and agreement prior to the effectiveness of any such succession, without regard to the 30-day notice provision above, shall be a material breach of this Agreement.

          (e) Termination Without Cause. Employer may terminate Executive's employment without Cause at any time upon 30 days' written notice.

          (f) Termination Without Good Reason. Executive may terminate employment without Good Reason at any time upon 30 days' written notice.

     9.  Compensation Upon Termination.
         ------------------------------

          (a) Death or Disability. If Executive's employment is terminated by his death or his Disability, then Employer shall pay to Executive (or his legal representatives or estate or as may be directed by the legal representatives of his estate, as the case may be) any accrued and unpaid Base Salary and vacation pay immediately, and expense reimbursements within thirty 30 days of termination.

          (b) Termination by Employer (Without Cause); or By Executive for Good Reason After Change of Control. If Executive's employment is terminated by the Employer without Cause, or upon or within six months following a Change of Control, by Executive for Good Reason, then upon Executive's providing the Employer a general release and waiver of all claims in a form acceptable to the Employer, Employer shall continue to pay Executive's Base Salary for six months following the termination, in accordance with InfoSpace's standard payroll procedures.

          (c) Termination By the Employer for Cause; or By Executive Other Than for Good Reason After Change of Control. If Executive's employment is terminated by Employer for Cause, or by Executive other than for Good Reason upon or within six months following a Change of Control, then:

                                       8.

               (i) Employer shall immediately pay Executive his accrued but unpaid Base Salary and vacation pay, and within 30 days of termination, his unpaid expense reimbursements;

               (ii) notwithstanding anything contained herein to the contrary, none of the stock incentives granted pursuant to Section 5 shall vest after the date of termination and all unvested options shall immediately terminate;

               (iii) except as specifically provided herein, Executive shall receive no further compensation or benefits, and Employer shall have no additional obligation to Executive under this Agreement.

     10. Other Agreements.
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          (a) Proprietary Information and Inventions Agreements.  Executive
shall execute and comply with both the InfoSpace and Saraide forms of Employee Proprietary Information and Inventions Agreement attached as Exhibits A and B hereto and incorporated herein by reference. Executive's duties under the Proprietary Information and Inventions Agreements shall survive termination of Executive's employment with the Employer. Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of the provisions of the Proprietary Information and Inventions Agreements would be inadequate and Executive therefore agrees that the Employer shall be entitled to injunctive relief in case of any such breach or threatened breach. If Executive breaches any of the provisions of either of the Proprietary Information and Inventions Agreements, then Employer, in addition to all other rights and remedies thereunder, may cease making payments to Executive under subsection 9(b) of this Agreement and require Executive to repay to Employer any payments previously made under such subsections.

          (b) Indemnification. InfoSpace and Saraide shall, to the fullest extent permitted by applicable Delaware law, and in accordance with their respective Bylaws and Charters, indemnify Executive and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him within the course and scope of his duties hereunder. Employee shall be added as an additional named insured under all appropriate insurance policies now in force or hereinafter obtained by Employer. Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section.

          (c) No Conflicting Agreements. Executive represents and warrants that his employment by the Employer will not conflict with and will not be constrained by any prior agreement or relationship with any third party. Executive represents and warrants that he will not disclose to the Employer or use on behalf of the Employer any confidential information governed by any agreement with any third party except in accordance with an agreement between the Employer and any such third party. During Executive's employment by the Employer, Executive may use, in the performance of his duties, all information generally known and used by persons with training and experience comparable to his own and all information which is common knowledge in the industry or otherwise legally in the public domain.

                                       9.

          (d) Outside Activities.

               (i) Investments and Interests. Except as permitted by Section 10(d)(ii), Executive agrees, during his employment by the Employer, not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Employer, its business or prospects, financial or otherwise.

               (ii) Non-Competition. During his employment by the Employer except on behalf of the Employer, Executive will not directly or indirectly, whether as an officer, director, founder, stockholder, partner, proprietor, associate, representative, consultant, employee, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever known by him to compete directly with the Employer, anywhere in the world, in any line of business engaged in (or planned to be engaged in) by the Employer; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive's direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

          (e) Upon its acquisition of Saraide InfoSpace shall transfer to Saraide all of the business, assets and technology in wireless telecommunications to Saraide.

     11. Change of Control.  For purposes of this Agreement, a "Change of
         -----------------
Control" shall be deemed to occur if:

          (a) any "person" (as such term is utilized in Section 13(d) and Section 14(d)(2) of the Exchange Act), including without limitation any "group" (as such term is utilized in Section 13(d)(3) of the Exchange Act), shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act) of securities of InfoSpace or Saraide (other than InfoSpace, a controlled affiliate of InfoSpace, or an employee benefit plan sponsored by InfoSpace or such controlled affiliate) representing more than 50% of the votes that may be cast for the election of directors of InfoSpace or Saraide as the case may be; or

          (b) a merger or consolidation involving InfoSpace or Saraide ("Involved Entity") in which the Involved Entity is not the surviving entity, except for (i) a transaction the principal purpose of which is to change the state of the Involved Entity's incorporation, or (ii) a transaction in which the Involved Entity's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Involved Entity) securities of the surviving entity representing more than 50% of the total voting power of such entity immediately after such transaction;

          (c) the sale, transfer or other disposition of all or substantially all of the assets of the Involved Entity unless the Involved Entity's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Involved Entity) securities of the purchaser or other transferee representing more than 50% of the total voting power of such entity immediately after such transaction; or

                                      10.

          (d) any reverse merger in which the Involved Entity is the surviving entity but in which the Involved Entity's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Involved Entity held immediately prior to such transaction) securities of the Involved Entity representing more than 50% of the total voting power of the Involved Entity immediately after such transaction.

     12. Notices.  Any notice required or permitted to be given under this
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Agreement shall be in writing, and shall be given by hand-delivery to the addressee, or by email or fax together with deposit in the U.S. mail, postage prepaid, certified mail, return receipt requested, as follows:

     If to InfoSpace, to:

     InfoSpace.com, Inc.
     15375 NE 90/th/ Street
     Redmond, Washington 98052
     Attention: Naveen Jain
     Facsimile: 425-883-9110
     email: naveen@infospace.com

         With a copy to InfoSpace's General Counsel at the same address.

     If to Saraide, to:

     Saraide Inc.
     1500 Fashion Island Blvd., Suite 200
     San Mateo, California 94404
     Attention: Hatim Tyabji
     Facsimile: 650-522-1501
     email: hatim.tyabji@saraide.com

         With a copy to Saraide's General Counsel at the same address.

     If to Executive, to:

     Arun Sarin
     2 Glen Alpine Road
     Piedmont, California 94611

or such other address as a party may specify by notice hereunder to the others. Any notice sent in accordance with the foregoing provisions shall be deemed given on the date of receipt if personally delivered, or on the date faxed or emailed if receipt is confirmed, or three days after being deposited in the mail as prescribed. Refusal to accept certified mail upon notice will nevertheless constitute receipt.

     13. Assignment.  This Agreement is personal to Executive, and he shall not
         ----------
assign any of his rights or delegate any of his duties hereunder without the prior written consent of Employer.

                                      11.

Employer shall have the right to assign this Agreement to a successor in interest in connection with a Change of Control.

     14. Survival.  The provisions of Sections 9, 10, 16, 17, 18, 19 and 22 of
         --------
this Agreement shall survive the termination of Executive's employment hereunder in accordance with their terms.

     15. Governing Law.  This Agreement shall be governed by, and construed and
         -------------
enforced in accordance with, the laws of the State of California.

     16. Binding Upon Successors.  This Agreement shall be binding upon, and
         -----------------------
shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. All rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees and legatees.

     17. Entire Agreement; Amendment.  This Agreement together with Exhibits A
         ---------------------------
and B hereto, and the stock option agreements between Executive and Saraide and InfoSpace, respectively, constitutes the entire agreement between Employer and Executive with respect to the subject matter hereof and supersedes any prior agreement, promise, representation, or statement written or otherwise between Executive and the Employer with regard to this subject matter. It is entered into without reliance on any promise, representation, statement or agreement other than those expressly contained or incorporated herein, and it cannot be modified or amended except in a writing signed by Executive and the Chairman of InfoSpace.

     18. Waiver; Cumulative Rights and Remedies.
         --------------------------------------

          (a) The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

          (b) No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

     19. Severability.  Whenever possible, each provision of this Agreement
         ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as possible.

     20. Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts each of which shall be an original but all of which taken together shall constitute one and the same instrument.

                                      12.

     21. Confidentiality. The Employer may not make any announcement or public
         ---------------
disclosure of this Agreement until the Effective Date without the prior written consent of Executive. In no event will Employer make any announcement or public disclosure of this Agreement or the subject matter of this Agreement until the day after the Effective Date.

     22. Attorneys' Fees.  In the event of litigation between Executive and
         ---------------
Employer in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees.

     23. Investment in Venture Fund.  Executive may, but shall not be obligated
         --------------------------
to, invest up to $5.0 million in a venture fund in which other executives and employees of InfoSpace are or will be investors.

     IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement effective as of the date first above written.

                                    INFOSPACE.COM, INC.

                                    By: /s/ Naveen Jain
                                       ---------------------------------------
                                       Naveen Jain, Chief Executive Officer


                                    SARAIDE INC.

                                    By: /s/ Hatin Tyabji
                                       ---------------------------------------
                                       Hatim Tyabji, Chief Executive Officer


                                    EXECUTIVE:

                                    /s/ Arun Sarin
                                    ------------------------------------------
                                        Arun Sarin


                                    Address:
                                    2 Glen Alpine Road
                                    Piedmont, California 94611

                                      13.

                                   EXHIBITS

                                      14.

                                 SARAIDE, INC.

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

As an employee of SARAIDE, INC., any of its subsidiary or affiliates (together, the "Company") and as a condition of my employment by the Company and in consideration of the compensation now and hereafter paid to me, I agree to the following.

1.   MAINTAINING CONFIDENTIAL INFORMATION

     1.1 Company Information - I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except as required in connection with my work for the Company, or to disclose to any person, firm or corporation, without the written authorization of an officer of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, such shall include information relating to products, processes, know-how, designs, formulas, source code, object code, programs, methods, samples, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. I further agree to obtain the Company's written approval before publishing or submitting for publication any material (written, verbal or otherwise) that relates to my work at the Company and/or incorporates any confidential or proprietary information of the Company.

     1.2 Former Employer Information - I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless consented to in writing by said employers or companies. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

     1.3 Third Party Information - I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold and will so hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company's agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with the third party), unless expressly authorized to act otherwise by an officer of the Company.

2.   ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS

     2.1 Inventions and Original Works Retained by Me - I have attached hereto as Exhibit A a complete list of all inventions, original works of authorship, developments, improvements, and trade secrets that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company and which I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of an item on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such in Exhibit A but I am to inform the Company that items have not been listed for that reason. A space is provided on Exhibit A for such purpose. If no list is attached, I represent that there are no such items. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the

                                      (1)
foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any work done for the Company without the Company's prior written consent.

     2.2 Inventions and Original Works Assigned to the Company - I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my rights, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company.

          2.2.1 I recognize that this Agreement does not require assignment of any invention which I have developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                 (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or,

                 (b) result from any work performed by myself for the Company.

          2.2.2 I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101) or the "in the course of employment" within the meaning of the Copyright Act of Canada (Section 13 (3))and belong to the Company. I hereby further waive any moral rights I may otherwise claim on such works of authorship and copyright.

          2.2.3 This Agreement may not apply to an invention, improvement, discovery or development which qualifies fully as nonassignable under
     Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit B (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

     2.3 Obtaining Letters Patent, Copyright Registrations and Other Protections - I will assist the Company in every proper way to obtain and enforce Canadian, United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) as the Company may reasonably request for use in applying for, obtaining, evidencing, sustaining and enforcing or to perfect such proprietary rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such proprietary rights to the Company or its designee. My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

     2.4 Obligation to Keep the Company Informed - In addition to my obligations under paragraph 2 above, during the period of my employment and for one (1) year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe are

                                      (2)
not inventions and original works assigned to the Company and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to inventions that are not inventions and original works assigned to the Company. I will preserve the confidentiality of any invention that is an invention and original work assigned to the Company. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

3. NO CONFLICTING EMPLOYMENT, NO INDUCEMENT OF OTHER EMPLOYEES OR SOLICITATION OF CUSTOMERS

     3.1 I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with or would otherwise conflict with the business in which the Company is now involved or becomes involved nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

If any restriction set forth in this agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4.   NO CONFLICTING OBLIGATIONS

     4.1 I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5.   RETURN OF COMPANY DOCUMENTS

     5.1 When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, electronic mail, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns. I agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

6.   NOTIFICATION OF NEW EMPLOYER

     6.1 In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

7.   LEGAL AND EQUITABLE REMEDIES

     7.1 Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this

                                      (3)

Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.   GENERAL PROVISIONS

     8.1 Not an Employment Contract - I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     8.2 Governing Law - This Agreement will be governed by and construed according to the laws of the State of California in the United States of America excluding conflicts of laws principles. I hereby expressly consent to the venue and personal jurisdiction of the state and federal courts located in San Mateo County, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

     8.3 Severability - In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law then appear.

     8.4 Successors and Assigns - This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

     8.5 Survival - The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     8.6 Waiver - No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     8.7 Notice - Any notice required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

     8.8 Entire Agreement - This Agreement and its exhibits, attached hereto and hereby incorporated herein, set forth the final, entire and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely:________________, 2000.

I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING AND SUBSEQUENT TO MY EMPLOYMENT.

                                      (4)

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A AND EXHIBIT B TO THIS AGREEMENT.


Date: ___________________, 2000        /s/ Arun Sarin
                                      --------------------------------
                                              Signature

     ARUN SARIN
----------------------------
Name of Employee

     2 GLEN ALPINE
----------------------------
Address

     PIEDMONT, CA 94611
----------------------------


ACCEPTED AND AGREED TO
on this ___th day of ___________, 2000.

SARAIDE

By:___________________________
Authorized Signatory

                                      (5)

                                   EXHIBIT A

                                   SARAIDE

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by SARAIDE, INC., its subsidiary or its affiliate (together the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

[_]  No inventions or improvements

[_]  See below.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

[_] Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

[_]  Additional sheets attached.

I propose to bring to my employment toe following devices, materials and documents of a former employer or other person to whom I have obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

[_]  No materials.

[_]  See below.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

[_]  Additional sheets attached.

Date: ___________________, 1999

_______________________________
Employee

                                      (6)

                                   EXHIBIT B

                        LIMITED EXCLUSION NOTIFICATION

     THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

     2.  Result from any work performed by you for the Company.

     To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

  I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                   By: /s/ Arun Sarin
                                      -------------------------------
                                      (PRINTED NAME OF EMPLOYEE)

                                   Date:


WITNESSED BY:

_______________________________
(PRINTED NAME OF REPRESENTATIVE)

                                      (7)

InfoSpace.com Employee Non-Disclosure, Invention Release and Non-competition Agreement

1. As an employee of InfoSpace.com, a Delaware Corporation (InfoSpace.com), and in consideration of the compensation now and hereafter paid to me, I will devote my best efforts to furthering the best interest of InfoSpace.com. During my employment by InfoSpace.com, I will not engage in any business activities or ventures outside of the business activities of InfoSpace.com without the express prior written consent of InfoSpace.com. Also, during my employment, I will not engage in any activity or investment (other than an investment of less than .01% of the shares of a company traded on registered stock exchange), that (a) conflicts with InfoSpace.com's business interest, including without limitation, any business activity not contemplated by this agreement, (b) occupies my attention so as to interfere with the proper and efficient performance of my duties at InfoSpace.com, or (c) interferes with the independent exercise of my judgment in InfoSpace.com's best interest. As used herein, InfoSpace.com's "business" means the development, marketing and support of software for Internet.
2. At all times during my employment and thereafter I will not disclose to anyone outside InfoSpace.com nor use for any purpose other than my work for InfoSpace.com (a) any confidential or proprietary technical, financial, marketing or distribution of other technical or business information or trade secrets of InfoSpace.com, including without limitation, concepts, techniques, processes, methods, systems, designs, cost data, computer programs, formulas, development or experimental work, work in progress, customer and suppliers, (b) any information InfoSpace.com has received from others which InfoSpace.com is obligated to treat as confidential or proprietary or (c) any confidential or proprietary information which is circulated within InfoSpace.com via its internal email system or otherwise. I will also not disclose any confidential information inside InfoSpace.com except on "need to know" basis. If I have any questions as to what comprises such confidential proprietary information or trade secrets, or to whom, if anyone, inside InfoSpace.com, it may be disclosed, I will consult my manager at InfoSpace.com
3. I will make prompt and full disclosure to InfoSpace.com, will hold in trust for the sole benefit of InfoSpace.com, and will assign exclusively to InfoSpace.com all my rights, title and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein "inventions") that I, solely or jointly, may conceive, develop, or reduce to practice during the period of time I am in the employ of InfoSpace.com. I hereby waive and quitclaim to InfoSpace.com any and all claims of any nature whatsoever that I now or hereafter may have for infringement of any patent resulting from any patent applications for any inventions so assigned to InfoSpace.com.
My obligation to assign shall not apply to any Invention about which I can prove that:
     It was developed entirely on my own time; and
     (a) No equipment, supplies, facility, or trade secret information of InfoSpace.com was used in it development; and
     (b)    It does not relate 1) directly to the business of InfoSpace.com or
         2) to the actual or demonstrably anticipated research or development of InfoSpace.com; and
     (c)    It does not result from any work performed by me for InfoSpace.com

I will assign to InfoSpace.com or its designee all my rights, title and interest in and to any and all inventions full title to which may be required to be in the United States by any contract between InfoSpace.com and the United States or any of its agencies.

4. I have attached hereto a list describing all inventions belonging to me and made by me prior to my employment at InfoSpace.com that I wish to have excluded from this agreement. If no such list is attached, I represent that there are no such inventions. If in the course of my employment at InfoSpace.com, I use in or incorporate into an InfoSpace.com product, process, or machine, an invention owned by me or in which I have an interest. InfoSpace.com is hereby granted and shall have an exclusive royalty-free, irrevocable, worldwide license to make, have made, use and sell that invention without restriction as to the extent of my ownership or interest.
5. I will execute any proper oath or verify and proper document in connection with carrying out the terms of this agreement. If, because of my mental or physical incapacity or for any other reason whatsoever, InfoSpace.com is unable to secure my signature to apply for or to pursue any application for any United States or foreign patent or copyright covering Inventions assigned to InfoSpace.com as stated above, I hereby irrevocably designate and appoint InfoSpace.com and its duly authorized officers and agents as my agent and attorney in fact, to act for me and in my behalf and stead to execute and file any such applications and to all other lawfully permitted acts to further the prosecution and issuance of U.S. and foreign patents and copyrights thereon with the same legal force and effect as if executed by me. I will testify at InfoSpace.com's request and expense in any interference, litigation, or other legal proceeding that may arise during or after my employment.
6. I recognize that InfoSpace.com has received and will receive confidential and proprietary information from third parties subject to a duty on InfoSpace.com's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter I owe InfoSpace.com and such third parties a duty not to disclose such confidential or proprietary information to anyone except as necessary in carrying out my work for InfoSpace.com and consistent with InfoSpace.com's agreement with such third party. I will not use such information for the benefit of anyone other than InfoSpace.com or such third party, or in any manner inconsistent with any agreement between InfoSpace.com and such third party of which I am made aware.
7. During my employment at InfoSpace.com I will not improperly or disclose any confidential or proprietary information or trade secrets of my former or current employers, principals, partners, co-ventures, clients customers or suppliers or the vendors or customers of such persons or entities or their vendors or customers unless such persons or entities have given verbal consent. I will not violate any non-disclosure or proprietary rights agreement I might have signed in connection with any such person or entity.
8. I acknowledge that my employment will be of indefinite duration and that either InfoSpace.com or I will be free to terminate this employment relationship at will at any time with or without cause. I also acknowledge that any representation to the contrary are unauthorized and void, unless contained in a formal written employment contract signed by an officer of InfoSpace.com. I further acknowledge that the terms and conditions of this agreement shall survive termination of my employment.
9. At the time I leave the employ of InfoSpace.com, I will return to InfoSpace.com all papers, drawings, notes, memoranda, manuals, specifications, designs, devices, documents, diskettes and tapes, and any other material on any media containing or disclosing any confidential or proprietary technical or business information. I will also return any keys, pass cards, identification cards or any other property belonging to InfoSpace.com.
10. [Deleted]
11. While employed at InfoSpace.com and for a period of one year from the termination of my employment I will not induce or attempt to influence directly or indirectly any employee of InfoSpace.com to terminate his/her employment with InfoSpace.com or to work for me or any other person or entity.
12. I acknowledge that any violation of this agreement by me will cause irreparable injury to InfoSpace.com, and InfoSpace.com shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security.

13. If court proceedings are required to enforce any provision or to remedy any breach of this Agreement, the prevailing party shall be entitled to an award of reasonable and necessary expenses of litigation, including reasonable attorney fees.
14. I agree that this agreement shall be governed for all purposes by the laws of the state of Washington as such laws applies to contracts to be performed within Washington by residents of Washington and that venue for any action arising out of this Agreement shall be property laid in King County, Washington or in the Federal District Court of the Western District of Washington. If any provision of this Agreement shall be declared excessively broad, it shall be construed so as to afford InfoSpace.com the maximum protection permissible by law. If any provision of this Agreement is void or so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect. This Agreement sets forth the entire Agreement of the parties as to employment at InfoSpace.com and any representations promises, or conditions in connection therewith not in writing and signed by both parties shall not be binding upon either party.


HAVING READ AND FULLY UNDERSTOOD THIS AGREEMENT, I have signed my name this date


/s/ Arun Sarin
--------------------------                                __________________
Signature                                                 Date



Arun Sarin
__________________________
Employee (please print)



Inventions listed on attached:      ____Yes     ____No



____________________________________
InfoSpace.com Witness